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                                                                   EXHIBIT 10.22


                       CORDILLERA AND AFFILIATED COMPANIES
                        401(k) DEFERRED COMPENSATION PLAN

                         RESTATED ADOPTION AGREEMENT FOR
                         OCEANIC EXPLORATION COMPANY AND
                  OCEANIC INTERNATIONAL PROPERTIES CORPORATION


         All capitalized terms used in this Adoption Agreement that are not explicitly defined herein shall have the meanings set forth in the Cordillera and Affiliated Companies 401(k)
         Deferred Compensation Plan.

WHEREAS, the Cordillera and Affiliated Companies 401(k) Deferred Compensation Plan (the "Plan") provides that any other Affiliate or Associated Company may, with the consent of Cordillera Corporation (the "Sponsoring Employer"), adopt the Plan and participate therein by a properly executed document evidencing said intent of said Affiliate or Associated Company; and

WHEREAS, Oceanic Exploration Company and Oceanic International Properties Corporation are Associated Companies that have previously adopted the Plan.

NOW, THEREFORE, BE IT RESOLVED THAT Oceanic Exploration Company, on its own behalf and on behalf of its subsidiary, Oceanic International Properties Corporation (the two companies shall collectively be referred to as "Adopting Employer"), hereby ratifies its prior adoption of the Plan, with such ratification effective as of January 1, 2001, for the benefit of its Eligible Employees.

RESOLVED FURTHER THAT Adopting Employer agrees to be bound by such terms and conditions relating to the Plan as the Sponsoring Employer may reasonably require.

RESOLVED FURTHER THAT Adopting Employer agrees to comply with all qualification requirements and employee benefit rules of the Code, ERISA and related regulations and hereby acknowledges the authority of the Sponsoring Employer to review Adopting Employer's compliance procedures and to require changes in such procedures to protect the Plan's qualification.

RESOLVED FURTHER THAT Adopting Employer acknowledges that it has assumed all obligations and liabilities of an Employer under the Plan, and that it will cooperate with the Sponsoring Employer and Plan officials by providing such information and taking such other actions as they deem appropriate for the efficient administration of the Plan and the Trust Fund.




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RESOLVED FURTHER THAT Adopting Employer acknowledges that its status as an
Employer under the Plan is expressly conditioned on its being and continuing to be an Associated Company of the Sponsoring Employer.

RESOLVED FURTHER THAT this restated adoption agreement shall supercede any prior adoption agreement executed by Adopting Employer and the Sponsoring Employer.

RESOLVED FURTHER THAT the following provisions shall apply to the Adopting Employer's Eligible Employees to the extent such provisions differ from those of the Plan:

1.       Section 2.1:

         (b) "AFFILIATE" means any business entity which is controlled by or under common control with Oceanic, within the meaning of Code sections 414 and 1563. The determination of control shall be made without reference to paragraphs (a)(4) and (e)(3)(C) of Code section 1563, and solely for the purposes of applying the limitations of Articles 6 and 13, the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" each place it appears in Code section 1563(a)(1).

                  In addition, to the extent required by Code section 414 and related regulations, Affiliate means--

                  (1) any member of an affiliated service group (within the meaning of Code section 414(m)) of which Oceanic or any Affiliate is a member; and

                  (2) any entity which, pursuant to Code section 414(o) and the regulations thereunder, must be aggregated with Oceanic or any other Affiliate for plan qualification purposes.

2.       Section 2.1:

         (g) "BREAK IN SERVICE" means, solely with respect to Employees of Oceanic and its Affiliates, any year used in measuring Years of Service in which an Employee is not credited with more than 500 Hours of Service. However, if an Employee is absent from employment due to pregnancy, birth of the Employee's child, adoption of a child by the Employee, or child care immediately following such birth or adoption, any Hour of Service for which the Employee would have received credit (or if not determinable, eight hours for each day of absence) during such absence, up to a maximum of 501 Hours of Service, shall be credited to the Employee solely to prevent the Employee from incurring a Break in Service. Any such Hours of Service shall be credited for the Plan Year in which the absence begins if necessary to prevent a Break in Service during that Plan Year and, in all other cases, in the immediately following Plan Year.




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3.       Section 2.1:

         (k) "ELIGIBLE EMPLOYEE" means, solely with respect to Employees of Oceanic and its Affiliates, any Employee except--

                  (1) any Employee who is included in a unit of Employees covered by a collective bargaining agreement, if there is evidence that retirement benefits were the subject of good faith bargaining, unless such agreement provides for participation of those Employees in this Plan;

                  (2) any Employee who is a nonresident alien and who receives no earned income from Oceanic or any of its Affiliates which constitutes income from sources within the United States;

                  (3) any Employee who is a leased employee, within the meaning of Code section 414(n)(2); and

                  (4) effective from April 1, 2000 through December 31, 2001, any employee of the Alliance Staffing Division of Oceanic.

4.       Section 2.1:

         (p) "HOUR OF SERVICE" means, solely with respect to Employees of Oceanic and its Affiliates--

                  (1) each hour for which the Employee is paid or entitled to payment for the performance of duties.

                  (2) each hour for which the Employee is paid or entitled to payment on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, or leave of absence. No more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period during which the Employee performs no duties.

                  (3) each hour for which back pay (irrespective of mitigation of damages) is either awarded or agreed to, with no duplication of credit for hours under paragraph (1) or (2) and this paragraph (3).

                  (4) each hour credited pursuant to applicable ERISA regulations for unpaid periods of absence for service in the United States armed forces or Public Health Service during which the Employee's reemployment rights are guaranteed by law, provided that the Employee is reemployed as an Employee within the time limits prescribed by such law.




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               For any period that includes any hours for which an Hour of
               Service would otherwise be credited to an Employee above, the Benefits Committee may, in accordance with rules applied in a uniform and nondiscriminatory manner, elect instead to credit Hours of Service using one or more of the following equivalences:


               BASIS UPON WHICH                           CREDIT GRANTED TO
               RECORDS ARE MAINTAINED                     INDIVIDUAL FOR PERIOD
               ------------------------------------------ ---------------------------

               Shift                                      Actual hours for full shift
               Day                                        10 Hours of Service
               Week                                       45 Hours of Service
               Semi-monthly period                        95 Hours of Service
               Month                                      190 Hours of Service
               ------------------------------------------ ---------------------------

                  Anything to the contrary in this Section 2.1(p) notwithstanding--

                  (A) No Hours of Service shall be credited to an Employee for any period merely because, during such period, payments are made or due him under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws.

                  (B) No Hours of Service shall be credited to an Employee with respect to payments solely to reimburse for medical or medically related expenses.

                  (C)      No Hours of Service shall be credited twice.

                  (D) Hours of Service shall be credited at least as liberally as required by the rules set forth in U.S. Department of Labor Regulation section 2530.200b-2(b) and (c).

                  (E) In the case of an Employee who is such solely by reason of service as a leased employee within the meaning of section 414(n) or 414(o) of the Code, Hours of Service shall be credited as if such Employee were employed and paid with respect to such service (or with respect to any related absences or entitlements) by Oceanic or any of its Affiliates that is the recipient thereof.

5.       Section 2.1:

         (dd) "YEAR OF SERVICE" means, solely with respect to Oceanic and its Affiliates, a period of 12 consecutive months during which the Employee completes at least 1,000 Hours of Service, where the first such period is measured from the date on





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                  which the Employee first performs an Hour of Service after being hired or after being rehired after a Break in Service, and each subsequent period is the Plan Year, beginning with the Plan Year that commences with or within the first period.

                  Effective April 1, 2000, in no event shall an Employee's employment service with Alliance Staffing Associates, Inc. or Alliance Services Associates, Inc. be considered for determining Years of Service hereunder.

                  Notwithstanding any Plan provision to the contrary, in no event shall an Employee's Years of Service on or after January 1, 2002 be less than such Employee's Years of Service credited to him on December 31, 2001 under the Plan as in effect on that date.

                  Furthermore, in the case of an Employee who transfers to Oceanic or one of Oceanic's Affiliates from the Company or one of the Company's Affiliates, the Employee shall be credited, in the Plan Year that includes the date of transfer, with 190 Hours of Service for each month prior to the date of transfer that the Employee was required to be credited with at least one Hour of Service under 29 CFR section 2530.200b-2.

6.       Section 2.1:

         (ee) "OCEANIC" means Oceanic Exploration Company or its successor in interest.

7.       Section 3.1:

         3.1 DATE OF PARTICIPATION

         Every Employee of Oceanic or one of its Affiliates who was an Eligible Employee and a Participant on December 31, 2001, and continues to be an Eligible Employee shall continue to be a Participant thereafter. On and after January 1, 2002, every other Eligible Employee of Oceanic or one of its Affiliates shall become a Participant in the Plan on the first January 1 or July 1 Plan entry date that coincides with or next follows the date he or she has attained age 21, has completed one Year of Service, and has become an Eligible Employee.

8.       Section 7.1:

         (a) VESTING. Solely with respect to Participants who are employed by Oceanic or one of its Affiliates, each Participant's interest in his or her Pretax Deferral Account and Rollover Account shall be fully vested at all times, including the time at which the Participant attains Normal Retirement Age.




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                  Solely with respect to Participants who are employed by
                  Oceanic or one of its Affiliates, each Participant shall vest in his or her Matching Account based on the Participant's Years of Service pursuant to the following table:


               YEARS OF SERVICE             PERCENTAGE VESTED
               ---------------------------- ---------------------

               Less than 2                        0%
               2                                 20%
               3                                 40%
               4                                 60%
               5                                 80%
               6 or more                        100%
               ---------------------------- ---------------------


                  Notwithstanding the above, if a Participant is fully vested in his Matching Account as of December 31, 2001 or at the time he transfers to employment with Oceanic or one of Oceanic's Affiliates from the Company or one of the Company's Affiliates, then he shall remain fully vested in his Matching Account at all times.

         (b) FORFEITURE AND REINSTATEMENT OF CONTINGENT INTERESTS. Any portion of a Participant's Matching Account that is not vested upon a distribution of the Participant's vested Account balance following Separation from Service shall be forfeited on such date. If the Participant's vested Account is not distributed, the nonvested portion of the Account shall be forfeited when the Participant completes five consecutive Breaks in Service. Any such forfeiture shall be used as soon as possible to reduce Matching Contributions made by Oceanic and its Affiliates.

                  If a Participant is rehired after incurring five consecutive Breaks in Service, previously forfeited amounts shall not be restored to the Participant's Account. If a Participant is rehired before incurring five consecutive Breaks in Service, then any amount previously forfeited shall be restored to the Participant's Account by means of a special contribution by Oceanic or its Affiliates, but only if the Participant repays, without interest, to the Plan the full amount of the distribution received on account of the prior Separation from Service. The repayment must be made within five years after the date the Participant is rehired and will be credited to the Participant's Rollover Account and treated as a fully vested after-tax payment for purposes of any subsequent distributions.

                  If a Participant returns to employment and receives a reinstatement of a previously forfeited balance, as provided above, the Participant's vested amount





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                  in his or her Regular Account prior to the Participant's full vesting therein shall be equal to--

                                 P(AB + D) - D,

                  Where P is the vested percentage and AB is the Regular Account balance at the time the vesting is determined, and D is the amount of the prior distribution.

                               * * * * * * * * * *

IN WITNESS WHEREOF, Adopting Employer and the Sponsoring Employer have caused this restated adoption agreement to be executed by their authorized representatives.


                                    ADOPTING EMPLOYER



Date  6 December 2001               By   /s/ Charles N. Haas
      ---------------                    ---------------------------------------

                                    Its   President
                                          --------------------------------------



                                    On behalf of Cordillera Corporation, the Benefits Committee, which is responsible for the proper administration of the above-referenced Plan, hereby consents to the above adoption and states that no further instrument of adoption is required.



Date   December 7, 2001             By   /s/ John E. Jones
       ----------------                  ---------------------------------------
                                         Member of the Benefits Committee



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